As Filed with the Securities and Exchange Commission on August 25, 2009
Registration No. 333-127677

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1 to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SMITH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	95-3822631
(State or other jurisdiction of	(I.R.S. Employee
Incorporation or organization)	Identification No.)
1310 Rankin Road
Houston, Texas 77073
(281) 443-3370
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard E. Chandler, Jr.
Senior Vice President, General Counsel and Corporate Secretary
Smith International, Inc.
1310 Rankin Road
Houston, Texas 77073
(281) 443-3370
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Eric A. Blumrosen
Gardere Wynne Sewell LLP
1000 Louisiana Street, Suite 3400
Houston, Texas 77002-5011
(713) 276-5533

     Approximate date of commencement of proposed sale to the public: Not applicable.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

DEREGISTRATION OF UNSOLD SECURITIES
     Pursuant to a Registration Statement on Form S-3 (File No. 333-127677) (the “2005 Registration Statement”) initially filed with the Securities and Exchange Commission on August 18, 2005 by Smith International, Inc. (the “Company”) and declared effective as of September 15, 2005 under the Securities Act of 1933, as amended, the Company registered the sale from time to time of securities (the “Securities”) of the Company with an aggregate initial offering price of up to $500,000,000.
     The Company is seeking to deregister all Securities that remain unsold under the 2005 Registration Statement as of the date hereof because it has filed another Registration Statement on Form S-3 (File No. 333-153631) to replace the 2005 Registration Statement. Pursuant to the undertaking of the Company as required by Item 512(a)(3) of Regulation S-K, the Company is filing this Post-Effective Amendment No. 1 to the 2005 Registration Statement to deregister all of the Securities of the Company that remain unsold under the 2005 Registration Statement as of the date hereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 25th day of August, 2009.

SMITH INTERNATIONAL, INC.
By:	/s/ John Yearwood
	Name:	John Yearwood
	Title:	Chief Executive Officer, President and Chief Operating Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	August 25, 2009
Doug Rock

/s/ John Yearwood John Yearwood	Chief Executive Officer, President, Chief Operating Officer (principal executive officer) and	August 25, 2009
Director

/s/ Margaret K. Dorman Margaret K. Dorman	Executive Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)	August 25, 2009

*	Director	August 25, 2009
Loren K. Carroll

*	Director	August 25, 2009
Dod A. Fraser

*	Director	August 25, 2009
James R. Gibbs

*	Director	August 25, 2009
Robert Kelley

Luiz Rodolfo Landim Machado	Director	August 25, 2009

*
/s/ Margaret K. Dorman Margaret K. Dorman Attorney-in-fact

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